UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

133 Boston Post Road, Weston, Massachusetts (Address of principal executive offices)	02493 (Zip Code)
Registrant’s telephone number, including area code (781) 464-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On June 1, 2011, the Board of Directors approved the form of indemnification agreement for the directors and executive officers of Biogen Idec Inc. (the “Company”). Each of the Company’s directors and executive officers will execute this indemnification agreement, which will supersede any pre-existing indemnification agreements. Under the form of indemnification agreement:
•	Directors and executive officers are indemnified against expenses, judgments and other losses resulting from being a party to, or otherwise participating in, any legal proceeding by virtue of having served as a director or officer of the Company. For proceedings brought by or on behalf of the Company, indemnification is limited to expenses incurred by directors and officers in connection with such proceedings.

•	The Company may advance expenses incurred by directors and officers in defending against such proceedings.
The foregoing description is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          At the 2011 Annual Meeting of Stockholders held on June 2, 2011, stockholders approved an amendment to Article VII of the Company’s Amended and Restated Certificate of Incorporation (Charter Amendment) that declassified the Board of Directors and instituted annual voting for each director beginning with the 2011 Annual Meeting of Stockholders. Upon stockholder approval of the Charter Amendment, conforming amendments to the Company’s Second Amended and Restated Bylaws (Bylaws) became effective as well. These Bylaw amendments removed references to a classified Board in Sections 2.2, 3.1 and 3.2, and reflect stockholders’ ability under Delaware General Corporation Law Section 141(k) to remove directors on a declassified Board with or without cause in Section 3.3.
          On June 1, 2011, the Board of Directors added a new Section 8.8 to the Bylaws to establish the Delaware Court of Chancery as the exclusive forum for resolving derivative actions and claims alleging a violation of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or Bylaws, or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Company.
          The foregoing description is qualified in its entirety by reference to the copy of the Charter Amendment and Bylaw amendments, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
          At the 2011 Annual Meeting of Stockholders held on June 2, 2011, the final voting results were as follows:

•	Stockholders approved the Charter Amendment, with the votes cast as follows: 207,833,042 votes for; 787,393 votes against; 806,788 abstentions; 0 broker non-votes.

•	Stockholders elected twelve nominees to the Board of Directors to serve for a one-year term extending until the 2012 annual meeting of stockholders and their successors are duly elected and qualified, with the votes cast as follows:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Caroline D. Dorsa	194,794,526	1,571,095	45,522	13,016,080
Stelios Papadopoulos	194,412,057	1,850,184	148,902	13,016,080
George A. Scangos	195,957,398	407,696	46,049	13,016,080
Lynn Schenk	192,645,247	3,728,661	37,235	13,016,080
Alexander J. Denner	195,507,043	842,143	61,957	13,016,080
Nancy L. Leaming	194,791,131	1,554,631	65,381	13,016,080
Richard C. Mulligan	195,566,275	782,364	62,504	13,016,080
Robert W. Pangia	192,652,102	3,708,883	50,158	13,016,080
Brian S. Posner	194,764,360	1,603,849	42,934	13,016,080
Eric K. Rowinsky	191,978,414	4,378,159	54,570	13,016,080
Stephen A. Sherwin	195,902,132	439,671	69,340	13,016,080
William D. Young	195,033,819	1,335,406	41,918	13,016,080
•	Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, with the votes cast as follows: 204,666,495 votes for; 4,152,925 votes against; 607,803 abstentions; 0 broker non-votes.

•	Stockholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with the votes cast as follows: 189,696,971 votes for; 6,357,077 votes against; 357,095 abstentions; 13,016,080 broker non-votes.

•	Stockholders approved the one-year option as the frequency of the vote on the compensation of the Company’s named executive officer (in the form of a non-binding, advisory vote), with the votes cast as follows: 160,997,831 votes for the one-year option; 181,104 votes for the two-year option; 34,954,088 votes for the three-year option; 278,120 abstentions; 13,016,080 broker non-votes.

Based on these voting results, the Board of Directors has determined to hold a non-binding, advisory vote on the compensation of its named executive officers every year until the next required stockholder vote on the frequency of such advisory vote. The next stockholder vote on the frequency of such advisory vote currently is expected to be held at the 2017 annual meeting of stockholders.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: June 6, 2011

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation. Filed herewith.
3.2	Amendments to Second Amended and Restated Bylaws. Filed herewith.
10.1	Form of indemnification agreement for directors and executive officers. Filed herewith.